EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) (1) (iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 13, 2017 (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Veritex Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 13, 2017

SUNTX VERITEX HOLDINGS, LP

By:	SunTx Capital Partners II GP, LP,
its general partner

By:	SunTx Capital II Management Corp.,
its general partner

By:	/s/ Ned N. Fleming, III
Ned N. Fleming, III, President

SUNTX CAPITAL PARTNERS II GP, LP

By:	SunTx Capital II Management Corp.,
its general partner

By:	/s/ Ned N. Fleming, III
Ned N. Fleming, III, President

SUNTX CAPITAL II MANAGEMENT CORP.

By:	/s/ Ned N. Fleming, III
Ned N. Fleming, III, President

/s/ Ned N. Fleming, III
Ned N. Fleming, III